BY-LAWS

                                       OF

                        AMERICAN INTERACTIVE MEDIA, INC.,

                             a Delaware corporation

                                   ARTICLE I:
                             Stockholders' Meetings

     1. Places of meetings. All meetings of stockholders shall be held at such place or places in or outside of Delaware as the Board of Directors may from time to time determine or as may be designated in the notice of meeting or waiver of notice thereof, subject to any provisions of the laws of Delaware.

     2. Annual meetings. Unless otherwise determined from time to time by the Board of Directors, the annual meeting of stockholders for the election of directors and the transaction of such other business as may properly come before the meeting shall be held each year on the first Monday in the fourth month following the close of the fiscal year commencing at some time between 10 A.M. and 4 P.M., if not a legal holiday and if a legal holiday, then on the day following at the same time. If the annual meeting is not held on the date designated, it may be held as soon thereafter as convenient and shall be called the annual meeting. Written notice of the time and place of the annual meeting shall be given by mail to each stockholder entitled to vote, at such stockholder's address as it appears on the records of the Corporation, not less than the minimum nor more than the maximum number of days permitted under the laws of Delaware prior to the scheduled date thereof, unless such notice is waived as provided by Article VIII of these By-Laws.

     3. Special meetings. A special meeting of the stockholders (i0) may be called at any time by order of the Board of Directors or the executive committee and, (ii0) shall be called by the Chief Executive Officer, the President or Secretary or an assistant secretary at the written request of the holders of at least 25% of the total number of shares of stock then outstanding and entitled to vote, which request shall state the specific purposes thereof. Written notice of the time, place and specific purposes of such meetings shall be given by mail to each stockholder entitled to vote thereat, at his address as it appears on the records of the Corporation, not less than the minimum nor more than the maximum number of days prior to the scheduled date thereof permitted under the laws of Delaware, unless such notice is waived as provided in Article VIII of these By-Laws.

     4. Meetings without notice. Meetings of the stockholders may be held at any time without notice when all the stockholders entitled to vote thereat are present in person or by proxy.

     5. Voting. At all meetings of stockholders, each stockholder entitled to vote thereat as determined under Article V Section 3 of these By-Laws, or if not so determined as prescribed under the laws of Delaware, shall be entitled to one vote for each share of stock standing on record in his name, subject to any restrictions or qualifications set forth in the Certificate of Incorporation or any amendment thereto.


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     6. Quorum. At any stockholders' meeting, a majority of the number of shares of stock outstanding and entitled to vote thereat, whether present in person or by proxy shall constitute a quorum, but a smaller interest may adjourn any meeting from time to time, and the meeting may be held as adjourned without further notice, subject to such limitation as may be imposed under the laws of Delaware. When a quorum is present at any meeting, a majority of the number of shares of stock entitled to vote and which are present at such meeting shall decide any question brought before such meeting unless the question is one upon which a different vote is required by express provision of the laws of Delaware, the Certificate of Incorporation or these By-Laws, in which case such express provisions shall govern.

     7. List of stockholders. At least ten days before every meeting, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order and showing the address of and the number of shares registered in the name of each stockholder, shall be prepared by the Secretary or the transfer agent in charge of the stock ledger of the Corporation. Such list shall be open for examination by any stockholder as required by the laws of Delaware. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine such list or the books of the Corporation or to vote in person or by proxy at such meeting.

     8. Consents in lieu of meeting. Unless otherwise provided in the Certificate of Incorporation or any amendment thereto or by the laws of Delaware, any action required by the laws of Delaware to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if: (i0) a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted; and (ii0) prompt notice of the taking of such action by less than unanimous written consent is given to the other stockholders to the extent and in the manner required by the laws of Delaware.

                                   ARTICLE II:
                               Board of Directors

     1. (a) Number and qualification. A Board of Directors shall be elected at each annual meeting of stockholders, each director so elected to serve until the election and qualification of his successor or until his earlier resignation or removal as provided in these By-Laws. The initial number of directors shall be such as may be determined by the incorporators unless such number is already determined in the Certificate of Incorporation, and thereafter the number of directors shall be five unless such number shall be increased under Section 1(b) hereof or by a vote of at least 75% of the entire Board of Directors. In case of any increase in the number of directors between elections by the stockholders, the additional directorships shall be considered vacancies and shall be filled in the manner prescribed in Article IV of these By-Laws. Directors need not be stockholders. The initial Board of Directors shall be elected by the incorporators, unless such directors are named in the Certificate of Incorporation. Any stockholder who holds a contractual right to designate a representative to the Board of Directors shall have the right to have his/her nominee to the Board of Directors presented to the stockholders in the same manner in which a nominee to the Board of Directors would customarily be presented to the stockholders for the election of directors.

     (b) Additional Nominees of the Pioneer Partnership and Hollinger On Certain Events of Default. In the event that (i) the Corporation shall default in the due and punctual payment of any installment of the cumulative dividends on the Series A Senior Convertible Preferred Stock, par value


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$1.00 per share (the "Series A Preferred Stock") when and as the same shall become due and payable, (ii) such default shall continue for 30 days and (iii) provided the Pioneer Ventures Associates Limited Partnership (the "Pioneer Partnership") and/or its limited partners shall be the holder(s) of an aggregate of at least five (5%) percent of the outstanding Series A Preferred Stock (included in such 5% calculation for the denominator shall be any Preferred Stock which has then been converted into Common Stock of the Corporation) the Pioneer Partnership shall have the right to nominate, and the Board of Directors of Company shall use its best efforts to have promptly elected or appointed, such number of individuals nominated by the Pioneer Partnership as shall be equal to the number of Directors who are designees of Hollinger Digital, Inc. ("Hollinger"); provided, however, that the aggregate number of Directors that are designees of the Pioneer Partnership or Hollinger shall then constitute a simple majority of the Corporation's Board of Directors. If this is not the case, the Board of Directors shall appoint as Directors such additional number of designees of the Pioneer Partnership and Hollinger as shall be necessary to ensure that (i) Pioneer and Hollinger shall have an equal number of designees duly appointed as Directors and (ii) the Pioneer and Hollinger designees on the Board shall constitute a simple majority of the Board of Directors, for so long thereafter as the Pioneer Partnership shall own any Series A Preferred Stock or Common Stock of the Corporation.

     2. Powers. The business and affairs of the Corporation shall be carried on by or under the direction of the Board of Directors, which shall have all the powers authorized by the laws of Delaware, subject to such limitations as may be provided by the Certificate of Incorporation or these By-Laws.

     3. Compensation. The Board of Directors may from time to time by resolution authorize the payment of fees or other compensation to the directors for services as such to the Corporation, including, but not limited to, fees for attendance at all meetings of the Board or of the executive or other committees, and determine the amount of such fees and compensation. Directors shall in any event be paid their traveling expenses for attendance at all meetings of the Board or of the executive or other committees. Nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor in amounts authorized or otherwise approved from time to time by the Board or the executive committee.

     4. Meetings and quorum. Meetings of the Board of Directors may be held either in or outside of Delaware. A quorum shall be one-third the then authorized total number of directors, but not less than two directors. A director will be considered present at a meeting, even though not physically present, if such director participates in the meeting to the extent and in the manner authorized by the laws of Delaware.

     The Board of Directors elected at any annual stockholders' meeting shall, at the close of that stockholders' meeting, without further notice if a quorum of directors be then present or as soon thereafter as may be convenient, hold a meeting for the election of officers and the transaction of any other business. At such meeting the directors shall elect a Chief Executive Officer, a President, a Secretary and a Treasurer, and such other officers as they may deem proper, provided that the directors may elect a Chairman of the Board in lieu of a Chief Executive Officer or President. None of the officers so elected, except the Chairman of the Board, if elected, need be members of the Board of Directors.

     The Board of Directors may from time to time provide for the holding of regular meetings with or without notice and may fix the times and places at which such meetings are to be held. Meetings other than regular meetings may be called at any time by the President, the Chief Executive Officer or the


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Chairman of the Board and must be called by the Chief Executive Officer, the
President or by the Secretary or an assistant secretary upon the request of any director.

     Notice of each meeting, other than a regular meeting (unless required by the Board of Directors), shall be given to each director by mailing the same to each director at his residence or business address at least two days before the meeting or by delivering the same to him personally or by telephone or telegraph to him at least one day before the meeting unless, in case of exigency, the Chairman of the Board, the Chief Executive Officer, the President or Secretary shall prescribe a shorter notice to be given personally or by telephone, telegraph, cable or wireless to all or any one or more of the directors at their respective residences or places of business.

     Notice of any meeting shall state the time and place of such meeting, but need not state the purpose thereof unless otherwise required by the laws of Delaware, the Certificate of Incorporation, the By-Laws, or the Board of Directors.

     5. Executive Committee. The Board of Directors may by resolution passed by a majority of the whole Board provide for an executive committee of two or more directors and shall elect the members thereof to serve during the pleasure of the Board and may designate one of such members to act as Chairman. The Board may at any time change the membership of the committee, fill vacancies in it, designate alternate members to replace any absent or disqualified members at any meeting of the committee, or dissolve it.

     During the intervals between the meetings of the Board of Directors, the executive committee shall possess and may exercise any or all of the powers of the Board of Directors in the management or direction of the business and affairs of the Corporation and under the By-Laws to the extent authorized by resolution adopted by a majority of the entire Board of Directors, subject to such limitations as may be imposed by the laws of Delaware.

     The executive committee may determine its rules of procedure and the notice to be given of its meetings, and it may appoint such committees and assistants as it shall from time to time deem necessary. A majority of the members of the committee shall constitute a quorum.

     6. Compensation Committee. The Board of Directors has established the Compensation Committee which shall have a maximum of three members from the Board of Directors: (a) designee of the Pioneer Partnership, (b) a designee of Hollinger and (c) one other independent person selected by the Board of Directors. The Compensation Committee shall consider and recommend to the Board of Directors matters concerning the compensation of executives, awards of stock options and other incentive compensation. The Corporation shall not grant any options, warrants or rights to purchase any securities of the Corporation to any employee of or consultant to the Corporation or grant any salary increase in excess of ten percent (10%) on an annual basis to any employee without the affirmative vote of a majority of the Compensation Committee.

     7. Audit Committee. The Board of Directors has established the Audit Committee which shall have a maximum of three members from the Board of
Directors: (a) designee of the Pioneer Partnership, (b) a designee of Hollinger and (c) one other independent person selected by the Board of Directors

     8. Other committees. The Board of Directors may by resolution provide for such other committees as it deems desirable and may discontinue the same at its pleasure. Each such committee


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shall have the powers and perform such duties, not inconsistent with law, as may be assigned to it by the Board.

     9. Action without meetings. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken by signed written consent of all of the directors entitled to vote with respect to the subject matter thereof, which consent shall set forth the action so taken, and shall be filed with the minutes of the Corporation.

                                  ARTICLE III:
                                    Officers

     1. Titles and election. The officers of the Corporation shall be a Chief Executive Officer (or in the absence of a Chief Executive Officer, a Chairman of the Board who shall have all the powers and authority of a Chief Executive Officer), a President, a Secretary and a Treasurer, each of whom shall initially be elected by the Board of Directors as soon as convenient, and thereafter, in the absence of earlier resignations or removals, shall be elected at the first meeting of the Board following each annual stockholders' meeting, each of whom shall hold office at the pleasure of the Board except as may otherwise be approved by the Board or executive committee, or until his earlier resignation, removal under these By-Laws or other termination of his employment. Any person may hold more than one office if the duties can be consistently performed by the same person, and to the extent permitted by the laws of Delaware.

     The Board of Directors, in its discretion, may also at any time elect or appoint a Chairman of the Board of Directors who shall be a director, and one or more vice presidents, assistant secretaries and assistant treasurers and such other officers as it may deem advisable, each of whom shall hold office at the pleasure of the Board, except as may otherwise be approved by the Board or executive committee, or until the earlier resignation, removal or other termination of employment of such officer, and shall have such authority and shall perform such duties as may be prescribed or determined from time to time by the Board or in case of officers other than the Chairman of the Board, if not so prescribed or determined by the Board, as the Chief Executive Officer or the then-senior executive officer may prescribe or determine.

     The Board of Directors may require any officer or other employee or agent to give bond for the faithful performance of his duties in such form and with such sureties as the Board may require.

     2. Duties. Subject to such extension, limitations, and other provisions as the Board of Directors or the By-Laws may from time to time prescribe or determine, the following officers shall have the following powers and duties:

          (a) Chairman of the Board. The Chairman of the Board, when present, shall preside at all meetings of the stockholders and of the Board of Directors and shall be charged with general supervision of the management and policy of the Corporation, and shall have such other powers and perform such other duties as the Board of Directors may prescribe from time to time.

          (b) Chief Executive Officer. Subject to the Board of Directors and the provisions of these By-Laws, the Chief Executive Officer shall be the chief executive officer of the Corporation, shall exercise the powers and authority and perform all of the duties commonly incident to his office, shall in the absence of the Chairman of the Board preside at all meetings of the stockholders and of the Board of Directors if he is a director, and shall perform such other duties as the Board of Directors or


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     executive committee shall specify from time to time. The Chief Executive
     Officer or the President or a vice president, unless some other person is thereunto specifically authorized by the Board of Directors or executive committee, shall sign all bonds, debentures, promissory notes, deeds and contracts of the Corporation.

          (c) President. The President shall perform such duties as may be assigned to them from time to time by the Board of Directors or by the Chief Executive Officer if the Board does not do so. In the absence or disability of the Chief Executive Officer, the President may, unless otherwise determined by the Board, exercise the powers and perform the duties pertaining to the office of Chief Executive Officer.

          (d) Vice President. The Vice President or vice presidents shall perform such duties as may be assigned to them from time to time by the Board of Directors or by the Chief Executive Officer if the Board does not do so or by the President if the Board and the Chief Executive Officer do not do so. In the absence or disability of the Chief Executive Officer and the President, the vice presidents in order of seniority may, unless otherwise determined by the Board, exercise the powers and perform the duties pertaining to the offices of Chief Executive Officer and President, except that if one or more executive vice presidents has been elected or appointed, the person holding such office in order of seniority shall exercise the powers and perform the duties of the offices of Chief Executive Officer and President.

          (e) Secretary. The Secretary or in his absence an assistant secretary shall keep the minutes of all meetings of stockholders and of the Board of Directors, give and serve all notices, attend to such correspondence as may be assigned to him, keep in safe custody the seal of the Corporation, and affix such seal to all such instruments properly executed as may require it, and shall have such other duties and powers as may be prescribed or determined from time to time by the Board of Directors or by the Chief Executive Officer if the Board does not do so or by the President if the Board and the Chief Executive Officer do not do so.

          (f) Treasurer. The Treasurer, subject to the order of the Board of Directors, shall have the care and custody of the moneys, funds, valuable papers and documents of the Corporation (other than his own bond, if any, which shall be in the custody of the President), and shall have, under the supervision of the Board of Directors, all the powers and duties commonly incident to his office. He shall deposit all funds of the Corporation in such bank or banks, trust company or trust companies, or with such firm or firms doing a banking business as may be designated by the Board of Directors or by the Chief Executive Officer if the Board does not do so or by the President if the Board and the Chief Executive Officer do not do so. He may endorse for deposit or collection all checks, notes, etc., payable to the Corporation or to its order. He shall keep accurate books of account of the Corporation's transactions, which shall be the property of the Corporation, and together with all its property in his possession, shall be subject at all times to the inspection and control of the Board of Directors. The Treasurer shall be subject in every way to the order of the Board of Directors, and shall render to the Board of Directors and/or the Chief Executive Officer of the Corporation and/or the President of the Corporation, whenever they may require it, an account of all his transactions and of the financial condition of the Corporation. In addition to the foregoing, the Treasurer shall have such duties as may be prescribed or determined from time to time by the Board of Directors or by the Chief Executive Officer if the Board does not do so or by the President if the Board and the Chief Executive Officer do not do so.

     3. Delegation of authority. The Board of Directors or the executive committee may at any time delegate the powers and duties of any officer for the time being to any other officer, director or employee.

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     4. Compensation. The compensation of the of the Board, the Chief Executive
Officer, the President, all vice presidents, the Secretary and the Treasurer shall be fixed by the Board of Directors or the executive committee, and the fact that any officer is a director shall not preclude him from receiving compensation or from voting upon the resolution providing the same.

                                   ARTICLE IV:
                      Resignations, Vacancies and Removals

     1. Resignations. Any director or officer may resign at any time by giving written notice thereof to the Board of Directors, the Chief Executive Officer, the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time be not specified, upon receipt thereof; and unless otherwise specified therein, the acceptance of any resignation shall not be necessary to make it effective.

     2. Vacancies.

          (a) Directors. When the office of any directors, becomes vacant or unfilled whether by reason of death, resignation, removal, increase in the authorized number of directors or otherwise, such vacancy or vacancies may be filled by the remaining director or directors, although less than a quorum. In the event that Pioneer and Hollinger shall have the contractual right to require the Corporation to appoint additional directors pursuant to Section 1(b) of these By-laws, such additional director positions shall be deemed to be vacancies under this Section 2(a) and shall be filled in accordance herewith. Any director so elected by the Board shall serve until the election and qualification of his successor or until his earlier resignation or removal as provided in these By-Laws. The directors may also reduce their authorized number by the number of vacancies in the Board, provided such reduction does not reduce the Board to less than the minimum authorized by the Certificate of Incorporation or the laws of Delaware.

          (b) Officers. The Board of Directors may at any time or from time to time fill any vacancy among the officers of the Corporation.

     3. Removals.

          (a) Directors. Except as may otherwise be prohibited or restricted under the laws of Delaware, the stockholders may, at any meeting called for the purpose or by written consent of the stockholders in lieu of a meeting, remove any director from office, with or without cause, and may elect his successor. Except as may otherwise be prohibited or restricted under the laws of Delaware, the Board of Directors at any meeting called for the purpose, by vote of a majority of the then total authorized number of directors may remove from office for cause any director and may elect such director's successor, and by similar action may remove from office without cause any director elected by the Board, and may elect such director's successor.

          (b) Officers. Subject to the provisions of any validly existing agreement, the Board of Directors may at any meeting, remove from office any officer, with or without cause, and may elect or appoint a successor; provided that if action is to be taken to remove the Chief Executive Officer or the President the notice of meeting or waiver of notice thereof shall state that one of the purposes thereof is to consider and take action on his removal.

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                                   ARTICLE V:
                                  Capital Stock

     1. Certificate of stock. Every stockholder shall be entitled to a certificate or certificates for shares of the capital stock of the Corporation in such form as may be prescribed or authorized by the Board of Directors, duly numbered and setting forth the number and kind of shares represented thereby. Such certificates shall be signed by the Chairman of the Board, the Chief Executive Officer, the President or a vice president and by the Treasurer or an assistant Treasurer or by the Secretary or an assistant secretary. Any or all of such signatures may be in facsimile if and to the extent authorized under the laws of Delaware.

     In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on a certificate has ceased to be such officer, transfer agent or registrar before the certificate has been issued, such certificate may nevertheless be issued and delivered by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

     2. Transfer of stock. Shares of the capital stock of the Corporation shall be transferable only upon the books of the Corporation upon the surrender of the certificate or certificates properly assigned and endorsed for transfer. If the Corporation has a transfer agent or agents or transfer clerk and registrar of transfers acting on its behalf, the signature of any officer or representative thereof may be in facsimile.

     The Board of Directors may appoint a transfer agent and one or more co-transfer agents and a registrar and one or more co-registrars of transfer and may make or authorize the transfer agents to make all such rules and regulations deemed expedient concerning the issue, transfer and registration of shares of stock.

     3. Record dates.

          (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix in advance a record date which, in the case of a meeting, shall be not less than the minimum nor more than the maximum number of days prior to the scheduled date of such meeting permitted under the laws of Delaware and which, in the case of any other action, shall be not more than the maximum number of days prior to any such action permitted by the laws of Delaware.

          (b) If no such record date is fixed by the Board, the record date shall be that prescribed by the laws of Delaware.

          (c) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of such meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     4. Lost certificates. In case of loss or mutilation or destruction of a stock certificate, a duplicate certificate may be issued upon such terms as may be determined or authorized by the Board of


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Directors or executive committee or by the Chief Executive Officer if the Board or the executive committee does not do so.

                                   ARTICLE VI:
                    Fiscal Year, Bank Deposits, Checks, etc.

     1. Fiscal Year. The fiscal year of the Corporation shall commence or end at such time as the Board of Directors may designate.

     2. Bank deposits, checks, etc. The funds of the Corporation shall be deposited in the name of the Corporation or of any division thereof in such banks or trust companies in the United States or elsewhere as may be designated from time to time by the Board of Directors or executive committee, or by such officer or officers as the Board or executive committee may authorize to make such designations.

     All checks, drafts or other orders for the withdrawal of funds from any bank account shall be signed by such person or persons as may be designated from time to time by the Board of Directors or executive committee or as may be designated by an officer or officers authorized by the Board of Directors or executive committee to make such designations. The signatures on checks, drafts or other orders for the withdrawal of funds may be in facsimile if authorized in the designation.

                                  ARTICLE VII:
                                Books and Records

     1. Place of keeping books. Unless otherwise expressly required by the laws of Delaware, the books and records of the Corporation may be kept outside of Delaware.

     2. Examination of books. Except as may otherwise be provided by the laws of Delaware, the Certificate of Incorporation or these By-Laws, the Board of Directors shall have power to determine from time to time whether and to what extent and at what times and places and under what conditions any of the accounts, records and books of the Corporation are to be open to the inspection of any stockholder. No stockholder shall have any right to inspect any account or book or document of the Corporation except as prescribed by statute or authorized by express resolution of the stockholders or of the Board of Directors.

                                  ARTICLE VIII:
                                     Notices

     1. Requirements of notice. Whenever notice is required to be given by statute, the Certificate of Incorporation or these By-Laws, it shall not mean personal notice unless so specified, but such notice may be given in writing by depositing the same in a post office, letter box, or mail chute, postpaid and addressed to the person to whom such notice is directed at the address of such person on the records of the Corporation, and such notice shall be deemed given at the time when the same shall be thus deposited.

     2. Waivers. Any stockholder, director or officer may, in writing or by telegram or cable, at any time waive any notice or other formality required by statute, the Certificate of Incorporation


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or these By-Laws. Such waiver of notice, whether given before or after any meeting or action, shall be deemed equivalent to notice. Presence of a stockholder either in person or by proxy at any stockholders' meeting and presence of any director at any meeting of the Board of Directors shall constitute a waiver of any notice as may be required by any statute, the Certificate of Incorporation or these By-Laws, except when such stockholder or director, as the case may be, is present for the purpose of objecting, at the beginning of the meeting, to the transaction of business thereat on the grounds that the meeting was not lawfully called or convened.

                                   ARTICLE IX:
                                      Seal

     The corporate seal of the Corporation shall consist of two concentric circles between which shall be the name of the Corporation and in the center of which shall be inscribed "Corporate Seal, Delaware."

                                   ARTICLE X:
                               Powers of Attorney

     The Board of Directors or the executive committee may authorize one or more of the officers of the Corporation to execute powers of attorney delegating to named representatives or agents power to represent or act on behalf of the Corporation, with or without power of substitution.

     In the absence of any action by the Board or the executive committee, the President, any vice president, the Secretary or the Treasurer of the Corporation may execute for and on behalf of the Corporation waivers of notice of stockholders' meetings and proxies for such meetings in any company in which the Corporation may hold voting securities.

                                   ARTICLE XI:
                    Indemnification of Directors and Officers

     1. Definitions. As used in this article, the term "person" means any past, present or future director or officer of the Corporation or a designated officer of an operating division of the Corporation.

     2. Indemnification granted. The Corporation shall indemnify, to the full extent and under the circumstances permitted by the General Corporation Law of the State of Delaware in effect from time to time, any person made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that such person is or was a director or officer of the Corporation or a designated officer of an operating division of the Corporation, or is or was an employee or agent of the Corporation serving as a director, officer, employee or agent of another company or other enterprise in which the Corporation owns, directly or indirectly, an equity interest or of which it is a creditor.

     This right of indemnification shall not be deemed exclusive of any other rights to which a person indemnified herein may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise, and shall continue as to a person who has ceased to be a director, officer, designated officer, employee or agent and shall inure to the benefit of the heirs, executors, administrators and other legal


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

representatives of such person. It is not intended that the provisions of this article be applicable to, and they are not to be construed as granting indemnity with respect to, matters as to which indemnification would be in contravention of the laws of Delaware or of the United States of America whether as a matter of public policy or pursuant to statutory provision.

     3. Miscellaneous. The Board of Directors may also on behalf of the Corporation grant indemnification to any individual other than a person defined herein to such extent and in such manner as the Board in its sole discretion may from time to time and at any time determine.

                                  ARTICLE XII:
                                   Amendments

     These By-Laws may be amended or repealed either:

          (a) at any meeting of stockholders at which a quorum is present, by vote of a majority of the number of shares of stock entitled to vote which is present in person or by proxy at such meeting as provided in Article I Sections 5 and 6 of these By-Laws, or

          (b) at any meeting of the Board of Directors by a majority vote of the directors then in office;

provided the notice of such meeting of stockholders or directors or waiver of notice thereof contains a statement of the substance of the proposed amendment or repeal.


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